Exhibit 10.1

EXECUTION VERSION

AMENDMENT NO. 3 – CREDIT AGREEMENT

(PUBLISHED CUSIP NUMBER 01736CAA0)

(PUBLISHED ISIN NUMBER US01736CAA09)

AMENDMENT NO. 3, dated as of March 18, 2005 (this “Amendment”), in respect of the Credit Agreement (as in effect immediately prior to the effectiveness of this Amendment, including, without limitation, after giving effect to Amendment Nos. 1 and 2, dated as of May 28, 2004 and October 12, 2004, respectively, the “Credit Agreement”), dated as of March 8, 2004, among Allegheny Energy, Inc. (the “Borrower”), the Lenders, the Issuing Banks and Citicorp North America, Inc., as Administrative Agent. Capitalized terms not otherwise defined herein shall have the same meanings as set forth in the Credit Agreement.

PRELIMINARY STATEMENTS

(1) The Borrower issued warrants (the “Warrants”) to purchase up to an aggregate of 25,000,000 shares of common stock of par value $1.25 per share of the Borrower (“Common Stock”), subject to certain anti-dilution adjustments, to Allegheny Capital Trust I (the “Trust”), a wholly owned Subsidiary of the Borrower, that operate in tandem with the Convertible Bonds on July 24, 2003.

(2) On July 24, 2003, the Trust issued and sold to certain purchasers $300,000,000 aggregate liquidation amount of 11 7/8% Mandatorily Convertible Trust Preferred Securities (the “Preferred Securities”). The Preferred Securities are convertible into shares of the Borrower’s common stock, par value $1.25 per share (the “Common Stock”), and operate in tandem with the Convertible Bonds and the Warrants.

(3) The Lender Parties have been informed by the Borrower that the Borrower desires that the Preferred Securities be converted into Common Stock at this time by means of offering holders of the Preferred Securities the right to receive a cash payment, if they agree to convert their Preferred Securities into Common Stock during the specified period (the “Offer”).

(4) In connection with the Offer and Consent Solicitation (as defined below), in lieu of issuing fractional shares of Common Stock, the Borrower will pay to holders of Preferred Securities that have been converted in the Offer and Consent Solicitation who otherwise would have been entitled to a fractional share of Common Stock, an amount in cash equal to the product of such fraction and the average of the closing prices of the Common Stock, as reported by the New York Stock Exchange, for the five trading days ending on the last trading day before the expiration date of the Offer and Consent Solicitation (the “Fractional Share Payment”).

(5) In connection with the Offer, the Borrower and the Trust are also soliciting consents from holders of the Preferred Securities to amend certain covenants and provisions of each of the Amended and Restated Declaration of Trust, dated as of July 24, 2003, by and among the Trust, the Borrower, as sponsor of the Trust, Wilmington Trust Company, as institutional and Delaware trustee, and Jeffrey D. Serkes, as regular trustee (the “Declaration of Trust”) and the Indenture, dated as of July 24, 2003, as amended (the “Indenture”) governing the Convertible Bonds (the “Solicitation”, and together with the Offer and the Fractional Share Payment, the “Offer and Consent Solicitation”).

(6) If at any time prior to June 15, 2006, the aggregate principal amount of the Convertible Bonds is less than $25,000,000, the Borrower has the option of redeeming all such remaining Convertible Bonds at a redemption price equal to 100% of the principal amount thereof plus the applicable premium as of, and accrued and unpaid interest and special interest, if any, to the date of redemption and such redemption will cause a redemption of Preferred Securities with a liquidation amount equal to the principal amount of Convertible Bonds redeemed (the “Subsequent Redemption”).

(7) The Borrower has requested that the Required Lenders consent to the Borrower and the Trust consummating the Offer and Consent Solicitation and the Subsequent Redemption on such terms as the board of directors of the Borrower may decide.

(8) The Borrower has also requested that the Required Lenders consent to the prepayment or refinancing by MPC of its $7.73 Cumulative Preferred Stock and to WPPC’s additional securitization of its stranded costs in Pennsylvania.

(9) The Borrower has also requested that the Required Lenders agree to modify certain definitions and covenants in the Credit Agreement as set forth in this Amendment.

SECTION 1. Waiver. Subject to the satisfaction of the conditions precedent set forth in Section 3, the Required Lenders hereby agree as follows:

(a) Notwithstanding anything to the contrary in Section 5.01(j) or 5.02(b), (f), (g), (j) or (l) of the Credit Agreement, the Required Lenders hereby consent to the Borrower and the Trust consummating the Offer and Consent Solicitation and the Subsequent Redemption on such terms as the board of directors or any authorized committee thereof of the Borrower may decide (including, without limitation, the prepayment or early redemption of the Convertible Bonds and the Preferred Securities, the issuance of Common Stock in exchange for Convertible Bonds and Warrants, the exchange of Common Stock for Preferred Securities, the making of amendments to the Declaration of Trust and the Indenture and the making of payments to the Trust and/or holders of Preferred Securities in connection with the Offer and Consent Solicitation, including the Fractional Share Payment).

(b) Notwithstanding anything to the contrary in Section 5.02(f), (g), (h) (so long as, in the case of clause (h)(ii), any restrictions on the ability of MPC to declare or pay any dividend or other distribution in respect of its Equity Interests or repay or prepay any Debt owed to, make loans or advances to, or otherwise invest in, the Borrower or any of its Subsidiaries, in each case, imposed on MPC as a result of the refinancing of its $7.73 Cumulative Preferred Stock (i) are customary for similar transactions as of the date of such refinancing and, if any such restrictions are in existence with respect to MPC in accordance with the Credit Agreement immediately prior to such refinancing, are no more onerous than the most onerous of such existing restrictions and (ii) could not reasonably be expected to result in a Material Adverse Effect) and (j) of the Credit Agreement, MPC may refinance its $7.73 Cumulative Preferred

2

Stock and may (but shall not be required to) (A) issue or sell Equity Interests or Preferred Interests in MPC, the proceeds of which (net of reasonable and customary transaction fees, costs and expenses (including fees of legal counsel)) are applied for such purpose, (B) grant Liens over any of its Assets to secure Debt incurred by MPC, the proceeds of which (net of reasonable and customary transaction fees, costs and expenses (including fees of legal counsel)) are applied for such purpose and (C) amend its Constituent Documents to the extent necessary for such purpose; provided that such amendment could not reasonably be expected to have a Material Adverse Effect.

(c) Notwithstanding anything to the contrary in Section 5.01(j) and Section 5.02(f) or (g) of the Credit Agreement, the Required Lenders hereby consent to the payment of up to $3,800,000 in the aggregate during 2004 to former employees or directors of the Borrower in consideration for its repurchase, acquisition, termination and/or cancellation of vested and unvested options to purchase shares of the Borrower’s capital stock and vested and unvested stock units that were previously granted to all such former employees and directors.

SECTION 2. Amendment. Subject to the satisfaction of the conditions precedent set forth in Section 3, the Required Lenders hereby agree as follows:

(a) To insert the following definitions in the appropriate alphabetical order in Section 1.01 of the Credit Agreement:

“Intangible Transition Property” has the meaning specified in Section 5.02(e)(viii).

“Securitization SPV” means any trust, partnership or other special purpose Person established by a Regulated Subsidiary or any Subsidiary of a Regulated Subsidiary to implement a securitization of the accounts receivable or Intangible Transition Property, the proceeds thereof, and contracts and instruments to the extent related thereto, of such Regulated Subsidiary.

“Stranded Cost Securitization” has the meaning specified in Section 5.02(e)(viii).

(b) To amend the definitions of “Redeemable” and “Restricted Payments” in Section 1.01 of the Credit Agreement by inserting the text that appears below as bolded and underlined text and deleting the text that appears below as struck through, as the case may be:

“Redeemable” means, with respect to any [Deleted: Equity Interest, any Debt or any other right or Obligation, any such Equity Interest, Debt, right or Obligation] [Inserted: Preferred Interests, any such Preferred Interests] that [Deleted: (a)] the issuer [Deleted: has undertaken] [Inserted: is required, pursuant to the terms and conditions thereof,] to redeem at a fixed or determinable date or dates, whether by operation of a sinking fund or otherwise, or upon the occurrence of a condition not solely within the control of the issuer [Deleted: or (b) is redeemable at the option of the holder].

3

“Restricted Payments” means, with respect to any Person, any (a) dividends (in cash or property), purchase, redemption, retirement, defeasance or other acquisition for value of any of its Equity Interests now or hereafter outstanding, (b) return of capital to its stockholders, partners or members (or the equivalent Persons thereof) as such, (c) distribution of assets, Equity Interests, obligations or securities to its stockholders, partners or members (or the equivalent Persons thereof) as such, and (d) setting apart of money for a sinking or other analogous fund for, or any purchase, redemption, retirement or other acquisition of any Equity Interests in such Person[Inserted: ; provided that, notwithstanding the foregoing, neither of the following shall constitute a “Restricted Payment”: (i) with respect to any Person, any dividend or distribution payable solely with common stock of such Person or with Equity Interests in such Person of the same class as those by reference to which such Equity Interests are being distributed and (ii) any exchange of outstanding Equity Interests of any Person for common stock of such Person or for Equity Interests of the same class in such Person].

(c) To amend Section 4.01(o) of the Credit Agreement by inserting the text that appears below as bolded and underlined text and deleting the text that appears below as struck through:

“(o) [Deleted: Each of the] [Inserted: The] Borrower [Deleted: and its Regulated Subsidiaries] has good, marketable and insurable title to all real property owned by the Borrower [Deleted: or such Regulated Subsidiary (as the case may be)], free and clear of all Liens, other than Liens permitted by Section 5.02 of this Agreement.”

(d) To amend Section 5.01(j) of the Credit Agreement by inserting the text that appears below as bolded and underlined text and deleting the text that appears below as struck through:

“(j) Transactions with Affiliates. Other than as may be required by PUHCA, conduct, and cause each of its Subsidiaries to conduct, (i) all transactions with any of the Affiliates of the Borrower on terms that are fair and reasonable and no less favorable to the Borrower or such Subsidiary than it would obtain in a comparable arm’s length transaction with a Person not an Affiliate of the Borrower and (ii) all transactions with a Person other than an Affiliate of the Borrower on terms that are without regard to any benefit or detriment to any Affiliate of the Borrower (other than any of the Borrower’s Subsidiaries); provided that this Section 5.01(j) shall not be deemed to permit any transaction otherwise prohibited by the terms of this Agreement. Without prejudice to the foregoing, and to the extent not otherwise prohibited by any other provision of the Loan Documents, the following transactions shall be deemed to be in compliance with the first sentence of this clause (j): (A) any transaction executed in accordance with the requirements of PUHCA, (B) any agreements made by the Borrower or any of its Subsidiaries with a utility to provide provider of last resort requirements, as such agreements are amended from time to time, so long as such provider of last resort agreements are with an Affiliate of the Borrower and approved by all applicable Governmental Authorities [Deleted: and][Inserted: ,] (C) any transaction authorized under a tariff or rate schedule which has been approved by the FERC[Inserted: , (D) any servicing arrangement or agreement on reasonable and customary terms between a Regulated Subsidiary and its Securitization SPV and (E) the payment by the Borrower or any of its Subsidiaries of salaries, benefits and other compensation to directors, officers and employees of the Borrower or a Subsidiary of the Borrower]. For the avoidance of doubt, (I) any contracts existing on the date hereof to which the Borrower or any of its Subsidiaries is a party and copies of which have been delivered to the Lender Parties pursuant to Section 3.01 (and any renewals or replacements thereof on substantially the same terms) and (II) the Transaction Documents shall each be deemed to comply with this Section 5.01(j) except to the extent that the FERC or the SEC determines that any such contract is not in conformance with Applicable Law and such non-conforming contract is not on terms described in clauses (i) or (ii) of this Section 5.01(j).”

(e) To amend Section 5.01(n) of the Credit Agreement by inserting the text that appears below as bolded and underlined:

“(n) Maintenance of Ownership of Subsidiaries. Except as permitted under Section 5.01(f) or Section 5.02(d) or (e), maintain ownership and control of all Equity Interests that it holds in all of its Subsidiaries [Inserted: (other than the Subsidiaries of any Regulated Subsidiary)], directly or indirectly, free and clear of all Liens except as permitted by the Transaction Documents.”

(f) To amend Section 5.02(a) of the Credit Agreement by inserting the text that appears below as bolded and underlined text and deleting the text that appears below as struck through:

“(a) Liens, Etc. Create, incur, assume or suffer to exist[Deleted: , or permit any of its Regulated Subsidiaries to create, incur, assume or suffer to exist,] any Lien on or with respect to any of its properties of any character (including accounts) whether now owned or hereafter acquired, or sign or file or suffer to exist[Deleted: , or permit any of its Regulated Subsidiaries to sign or file or suffer to exist,] under the Uniform Commercial Code of any jurisdiction, a financing statement that names the Borrower [Deleted: or any of its Regulated Subsidiaries] as debtor, or sign or suffer to exist[Deleted: , or permit any of its Regulated Subsidiaries to sign or suffer to exist,] any security agreement authorizing any secured party thereunder to file such financing statement, or assign[Deleted: , or permit any of its Regulated Subsidiaries to assign,] any accounts or other right to receive income, except:

(i) any Liens created pursuant to Section 2.03(e);

(ii) Permitted Liens;

(iii) Liens existing on the date hereof and described on Schedule 5.02(a)[Deleted: , including, without limitation, PCB Liens];

(iv) purchase money Liens upon or in real property, physical assets or equipment acquired or held by the Borrower [Deleted: or any of its Regulated Subsidiaries] in the ordinary course of business to secure the purchase price of such real property, physical assets or equipment or to secure Debt permitted to be incurred pursuant to Section 5.02(b)(vi) incurred solely for the purpose of financing the acquisition, construction or improvement (including any Capital Expenditure) of any such real property, physical assets or equipment to be subject to such Liens, or Liens existing on any such real property, physical assets or equipment at the time of acquisition (other than any such Liens created in contemplation of such acquisition that do not secure the purchase price), or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount; provided, however, that (A) such Lien is incurred and the Debt secured thereby is created within 90 days after the acquisition, completion of construction or completion of improvement thereof (as applicable), and (B) no such Lien shall extend to or cover any property or equipment other than the real property, physical assets or equipment being acquired, constructed or improved; and provided further that the aggregate principal amount of the Debt secured by Liens permitted by this clause (iv) shall not exceed the amount permitted under Section 5.02(b)(vi) at any time outstanding;

(v) Liens arising in connection with Capitalized Leases permitted under Section 5.02(b)(vii); provided that no such Lien shall extend to or cover any assets other than the assets subject to such Capitalized Leases;

(vi) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Borrower or any Regulated Subsidiary of the Borrower or becomes a Regulated Subsidiary of the Borrower; provided that such Liens were not created in contemplation of such merger, consolidation or investment and do not extend to any assets other than those of the Person merged into or consolidated with the Borrower or such Regulated Subsidiary or acquired by the Borrower or such Regulated Subsidiary;

(vii) other Liens affecting property with an aggregate fair value not to exceed $25,000,000;

(viii) the replacement, extension or renewal of any Lien permitted by clauses (iii) through (vii) above upon or in the same property theretofore subject thereto and, if such Lien secures Debt, upon the incurrence of any Permitted Refinancing Debt in respect of such Debt secured to the extent such Permitted Refinancing Debt is incurred in accordance with Section 5.02(b)(xvii).

(ix) Liens granted by the Borrower [Deleted: or any of its Regulated Subsidiaries] in favor of a commercial trading counterparty, futures contract broker or other contract counterparty on accounts receivable, commodities covered by, other obligations owed to, and other rights of, the Borrower [Deleted: or any of its Regulated Subsidiaries, in each case,] under any contract (other than for Debt) entered into in the ordinary course of business and to the extent permitted under Section 5.02(n) in connection with commercial and trading activities and ancillary services (including any netting agreement) to secure the Borrower’s [Deleted: or such Regulated Subsidiary’s] obligations under such contract; provided that such Liens are granted in the ordinary course of business and when granted, do not secure obligations which are past due;

(x) Liens on cash, Cash Equivalents or accounts receivables (A) deposited in margin accounts with or on behalf of futures contract brokers or paid over to other contract counterparties (in the case of cash or Cash Equivalents) or (B) deposited (in the case of cash or Cash Equivalents) or pledged as collateral to a contract counterparty to secure obligations with respect to (1) contracts (other than for Debt) for commercial and trading activities in the ordinary course of business for the purchase, transmission, distribution, sale, storage, lease or hedge of any energy related commodity or (2) Hedge Agreements representing commodity price contracts, transmission agreements or derivatives or interest rate derivatives to the extent that the Borrower [Deleted: or such Regulated Subsidiary] is permitted to enter into any such Hedge Agreement pursuant to Section 5.02(b)(v); provided that the amount of Obligation secured by Liens permitted by this Section 5.02(a)(x) shall not exceed $150,000,000 at any time outstanding; provided further that the face amount of accounts receivables pledged to a contract counterparty to secure obligations set forth in clauses (1) or (2) above shall not exceed $50,000,000 at any time outstanding;

(xi) [Deleted: Liens created to refinance or secure the MPC Credit Agreement pursuant to Section 5.01(k) of the MPC Credit Agreement;] [ Intentionally Omitted ]

(xii) Liens on or transfers of accounts receivable [Inserted: and/or Intangible Transition Property, the proceeds thereof] and contracts and instruments [Inserted: to the extent] related thereto arising solely in connection with the sale of such accounts receivable [Inserted: or the Stranded Cost Securitization, as applicable,] pursuant to Section 5.02(e)(viii);

(xiii) Liens granted as cash or Cash Equivalents to defease Debt that could be prepaid without violating Section 5.02(l);

(xiv) Liens granted over cash or Cash Equivalents constituting proceeds from any sale or disposition of assets permitted under Section 5.02(e) deposited in escrow accounts to secured Debt permitted to be incurred under Section 5.02(b)(xi) in respect of such sale or disposition;

(xv) Liens granted to secure any Permitted Refinancing Debt incurred pursuant to Section 5.02(b)(xvii) in respect of any Surviving Debt with a maturity date occurring prior to the Final Maturity Debt; and

(xvi) subject to the PNC Control Agreement, Liens granted in favor of PNC Bank, National Association over cash, checks, deposit accounts, securities accounts and Cash Equivalents of the Borrower or its Subsidiaries held by PNC Bank, National Association from time to time to secure Debt permitted to be incurred under Section 5.02(b)(xx).”

(g) To amend Section 5.02(b) of the Credit Agreement by inserting the text that appears below as bolded and underlined text and deleting the text that appears below as struck through:

“(b) Debt. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries [Inserted: (other than the Regulated Subsidiaries)] to create, incur, assume or suffer to exist, any Debt other than pursuant to the Loan Documents, except:

(i) Debt of the Borrower under the Loan Documents;

(ii) Debt of AESC or any of its Subsidiaries[Deleted: secured by a Lien over the property or assets of AESC or its Subsidiaries];

(iii) Surviving Debt;

(iv) unsecured intercompany Debt owed to the Borrower or any Subsidiary to the extent permitted under Section 5.02(f);

(v) Debt in respect of Hedge Agreements entered into in the ordinary course of business and consistent with prudent business practice to hedge or mitigate (A) risks to which the Borrower or any Subsidiary is exposed in the conduct of its business or the management of its liabilities as a result of fluctuations in the prices of transmission, capacity or energy (or of any fuel required for the generation thereof) or (B) risks in respect of interest rate fluctuations; provided that in each case such Hedge Agreement shall not have been entered into for speculative purposes;

(vi) Debt incurred to finance all or any part of the acquisition, construction or improvement of any real property, physical assets or equipment (including any Capital Expenditures); provided that (A) such Debt is incurred prior to, or within 90 days after such acquisition or the completion of construction or completion of improvement or such Capital Expenditure and (B) such Debt has a scheduled maturity date that is at least six calendar months after the Final Maturity Date and does not require any scheduled amortization or mandatory prepayments thereof prior to such date; provided further that the aggregate principal amount of Debt permitted under this Section 5.02(b)(vi) shall not exceed $200,000,000 at any time outstanding;

(vii) Capitalized Leases in an aggregate principal amount not in excess of $100,000,000 at any time outstanding;

(viii) Debt of any Person that either (x) is merged into or consolidated with the Borrower or any Subsidiary, or (y) becomes a Subsidiary of the Borrower after the date hereof in either case in accordance with the terms of Section 5.02(f), provided that [Deleted: (a)] [Inserted: (A)] Debt is existing at the time such Person becomes a Subsidiary of the Borrower (other than Debt incurred solely in contemplation of such Person becoming a Subsidiary of the Borrower),[Deleted: (b)] [Inserted: (B): immediately after giving effect to the investment in such Subsidiary, no Default [Deleted: or Event of Default] shall have occurred and be continuing, and (C) such Debt is non-recourse to the Borrower or any other Subsidiary (other than with respect to such Person and its Subsidiaries to the extent such Debt was with recourse to such Person and/or to its Subsidiaries at the time of such investment);

(ix) Debt arising from the honoring by a bank or financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business, so long as such Debt is covered within five Business Days;

(x) Debt in respect of workers’ compensation claims, self-insurance obligations, bankers’ acceptance and performance and surety bonds provided by the Borrower or any of its Subsidiaries in the ordinary course of business;

(xi) Debt that may be deemed to arise as a result of agreements of the Borrower or any of its Subsidiaries providing for indemnification, adjustment of purchase price or any similar obligations, in each case, incurred in connection with the sale or disposition of any business, assets or Equity Interests in any Subsidiary of the Borrower consummated in accordance with the terms of Section 5.02(e) in an amount not to exceed with respect to any such sale or disposition the amount of gross proceeds received by the Borrower or any of its Subsidiaries in connection with such sale or disposition;

(xii) Debt of the Borrower represented by letters of credit, surety bonds, Contingent Obligations and performance bonds supporting obligations of the Borrower or its Subsidiaries so long as, after giving effect to such letters of credit, surety bonds, Contingent Obligations and performance bonds (and the Investment represented thereby), the Borrower would be in compliance with Section 5.02(f)(v);

(xiii) reimbursement obligations owed to Affiliates for amounts paid on behalf of the Borrower or any of its Subsidiaries in accordance with applicable requirements under PUHCA with respect to the provision of goods or services to the Borrower or any such Subsidiary;

(xiv) other unsecured Debt of the Borrower not to exceed $150,000,000 at any time outstanding; provided such Debt has a scheduled maturity date that is at least six calendar months later than the Final Maturity Date and does not require any scheduled amortization or mandatory prepayments thereof prior to such date;

9

(xv) unsecured Debt in respect of obligations of the Borrower or any of its Subsidiaries to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services; provided that such obligations are incurred in connection with open accounts extended by [Deleted: supplies] [Inserted: suppliers] on customary trade terms (which require that all such payments be made within 60 days of the incurrence of the related Debt) in the ordinary course of business and not in connection with the borrowing of money;

(xvi) Debt [Inserted: in connection with the sale of accounts receivable] in an aggregate principal amount, when combined with the [Deleted: aggregate principal amount of] [Inserted: outstanding] Debt incurred [Deleted: pursuant to Section 5.02(b)(xix)] [Inserted: by Regulated Subsidiaries in connection with their sale of accounts receivable and Stranded Cost Securitizations pursuant to Section 5.02(e)(viii),] not in excess of $200,000,000 at any time outstanding[Deleted: and incurred in connection with the sale of accounts receivable pursuant to Section 5.02(e)(viii)];

(xvii) Permitted Refinancing Debt incurred in respect of any Debt permitted under clauses (i), (iii), (vi), (vii), (viii), (xiv) and (xvi) above[Inserted: ,] [Deleted: or] this clause (xvii) [Inserted: or clause (xviii) below];

(xviii) additional unsecured Debt for Borrowed Money issued or incurred the proceeds of which are used to make Capital Expenditures required to be made in order to comply with Applicable Laws regarding the environment or the transmission of electricity or natural gas; provided that (A) the scheduled maturity date for such Debt is a date that is at least six calendar months after the Final Maturity Date and does not require any scheduled amortization or mandatory prepayments thereof prior to such date, (B) such Debt contains covenants and events of default which, taken as a whole, are determined in good faith by a Responsible Officer of the Borrower to be no less favorable to the Borrower or the applicable Subsidiary in any material respect than the covenants and Events of Default under this Agreement, (C) no Default [Deleted: or Event of Default] shall have occurred and be continuing, and (D) prior to the incurrence or issuance of such Debt, the Borrower shall have delivered to the Administrative Agent a certificate demonstrating pro forma compliance with the covenants set forth in Section 5.04 for the period of four consecutive fiscal quarters ending on the last date of the last completed fiscal quarter immediately preceding the proposed date of incurrence of such Debt (on the assumption that such incurrence of Debt under this clause occurred on the first day of such four fiscal quarter period and using historical results of the Borrower and its Subsidiaries for such period);

10

(xix) [Deleted: unsecured Debt incurred to refinance up to $85,000,000 of those certain 6.375% Notes due June 2004 issued by WPPC; and ] [ Intentionally Omitted ]

(xx) secured or unsecured Debt owed to PNC Bank, National Association from time to time in connection with the extension of credit to the Borrower or its Subsidiaries for the account of one or more employees or departments of the Borrower or its Subsidiaries in respect of costs and expenses incurred by such employees or departments in connection with the conduct of business on behalf of the Borrower or its Subsidiaries in an aggregate principal amount not to exceed [Deleted: $3,000,000] [Inserted: $6,000,000] at any one time outstanding.”

(h) To amend clause (i)(C) of Section 5.02(d) of the Credit Agreement by deleting the words “wholly owned” in the second last line thereof.

(i) To amend clauses (iii), (vi) and (viii) of Section 5.02(e) of the Credit Agreement by inserting the text that appears below as bolded and underlined text and deleting the text that appears below as struck through, as the case may be, and to delete the period at the end of clause (x) thereof and replace it with a semi-colon:

“(iii) the sale[Inserted: , transfer or other disposition] of emission[Inserted: , fuel, air quality or other environmental attributes or] credits in the ordinary course of business;”;

“(vi) sales, transfers or other dispositions of other immaterial property (other than Equity Interests in, or Debt of any Subsidiary) in the ordinary course of business and on reasonable terms[Deleted: if no Default exists at the time of such sale, transfer or other disposition];”; and

“(viii) the limited recourse sale of accounts receivable [Inserted: and/or the sale or transfer of property] in connection with [Deleted: the] [Inserted: a] securitization thereof [Deleted: , which sale is non-recourse to the extent customary in securitizations and consistent with past practice] [Inserted: pursuant to the Pennsylvania Electricity Generation Customer Choice and Competition Act of 1996, as amended from time to time (such property being sold or transferred, the “Intangible Transition Property” and such sale or transfer, the “Stranded Cost Securitization”) in an amount not to exceed [Deleted: the amount set forth in Section 5.02(b)(xvi)] [Inserted: $200,000,000];”

(j) To amend the proviso at the end of Section 5.02(f) of the Credit Agreement by inserting the text that appears below as bolded and underlined text:

“provided that this Section 5.02(f) shall not prohibit [Inserted: (A)] any repurchase of Debt of the Borrower by the Borrower or any repurchase of Debt of any Subsidiary of the Borrower by such Subsidiary, in each case, to the extent such repurchase is otherwise permitted by the other provisions in this

11

Agreement[Inserted: , (B) any purchase or acquisition of Intangible Transition Property or accounts receivable and contracts and instruments relating thereto by a Securitization SPV to the extent such purchase or acquisition is otherwise permitted by Section 5.02(e)(viii) and (C) the repurchase or other acquisition of shares of, or options to purchase shares of, the capital stock and stock units of the Borrower from employees, former employees, directors and former directors of the Borrower or any Subsidiary of the Borrower; provided that the aggregate consideration paid with respect to all such repurchases and acquisitions since January 1, 2005 shall not exceed $5,000,000].”

(k) To amend Section 5.02(g) of the Credit Agreement by inserting the text that appears below as bolded and underlined text and deleting the text that appears below as struck through:

“(g) Restricted Payments. (i) Declare or pay any Restricted Payments except cash distributions to holders of Preferred Interests issued by the Borrower or interest payments, in cash, to holders of securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) the Borrower, (ii) permit any of its Subsidiaries to purchase, redeem, retire, defease or otherwise acquire for value any Equity Interests in it or (iii) permit any of its Subsidiaries to issue or sell any Equity Interests, other than, with respect to clauses (i), (ii) and (iii), in the case of (A) the Regulated Subsidiaries and [Inserted: any] AESC [Inserted: Company], to the Borrower [Inserted: or to any Subsidiary of the Borrower (other than an AESC Company)], and (B) any AESC Company, in accordance with the AESC Loan Documents; provided that notwithstanding the provisions of clauses (i), (ii) and (iii), (1) the Borrower or any Subsidiary may sell, transfer or contribute Equity Interests in the Borrower to any Plan[Inserted: ,] [Deleted: and] (2) MPC may sell or transfer Equity Interests in Mountaineer Gas to the extent such sale or transfer does not contravene any of the other provisions of this Agreement and the other Loan Documents[Inserted: , (3) the Borrower may repurchase or otherwise acquire shares of, and options to purchase shares of, its capital stock and stock units from employees, former employees, directors and former directors of the Borrower or any of its Subsidiaries; provided that the aggregate consideration paid with respect to all such repurchases and acquisitions since January 1, 2005 shall not exceed $5,000,000 and (4) the Borrower or any Subsidiary may exchange any of its outstanding Equity Interests for its common stock or for Equity Interests of the same class in it].”

(l) To amend Section 5.02(h) of the Credit Agreement by inserting the text that appears below as bolded and underlined text and deleting the text that appears below as struck through:

“(h) Payment Restrictions Affecting the Borrower and its Subsidiaries. Enter into, incur or permit to exist any agreement or other arrangement that prohibits or restricts the ability of the Borrower or any of its Subsidiaries

12

[Inserted: (other than a Securitization SPV and, in the case of clauses (i) and (iii) only, any Regulated Subsidiary)] to (i) create, incur or permit to exist any Lien upon any of its property or assets, (ii) declare or pay any dividend or other distribution in respect of its Equity Interests or repay or prepay any Debt owed to, make loans or advances to, or otherwise invest in, the Borrower or any of its Subsidiaries, or (iii) transfer its property or assets to any of its Subsidiaries; provided that the foregoing shall not apply to restrictions and conditions imposed by (A) Applicable Law, (B) any Transaction Document, (C) the terms of any Existing Debt as in effect on the date hereof (or any Permitted Refinancing Debt incurred in connection therewith; provided that, if such Permitted Refinancing Debt is not FMB Debt, [Deleted: the terms thereof] [Inserted: (1) if the terms of any Debt of the Person whose Debt is being refinanced by such Permitted Refinancing Debt contain any such restrictions or limitations as are described in clauses (i), (ii) or (iii) above, the restrictions or limitations to be imposed as a result of the incurrence of such Permitted Refinancing Debt] are no more restrictive, taken as a whole, than the [Inserted: most restrictive of any such existing] restrictions or limitations [Deleted: provided for in the Transaction Documents][Inserted: , (2) such restrictions or limitations are customary for similar transactions as of the date of such refinancing and (3) such restrictions or limitations could not reasonably be expected to result in a Material Adverse Effect]), (D) any agreement in effect with respect to any Subsidiary at the time such Subsidiary becomes a Subsidiary of the Borrower, so long as such agreement was not entered into solely in contemplation of such Person becoming a Subsidiary of the Borrower, (E) any negative pledge incurred or provided in favor of any holder of Debt permitted under 5.02(b)(vi) solely to the extent any such negative pledge relates to the property financed by or subject of such Debt (or any Permitted Refinancing Debt incurred in connection therewith; provided that, if such Permitted Refinancing Debt is not FMB Debt, [Deleted: the terms thereof] [Inserted: (1) if the terms of any Debt of the Person whose Debt is being refinanced by such Permitted Refinancing Debt contain any such restrictions or limitations as are described in clauses (i), (ii) or (iii) above, the restrictions or limitations to be imposed as a result of the incurrence of such Permitted Refinancing Debt] are no more restrictive, taken as a whole, than the [Inserted: most restrictive of any such existing] restrictions or limitations [Deleted: provided for in the Transaction Documents][Inserted: , (2) such restrictions or limitations are customary for similar transactions as of the date of such refinancing and (3) such restrictions or limitations could not reasonably be expected to result in a Material Adverse Effect]), (F) any agreement for the sale or disposition of assets or property permitted under Section 5.02(e), provided that such restrictions and conditions apply only to the asset or property that is to be sold or the proceeds thereof, (G) any trading, netting, operating, construction, service, supply, purchase, sale or similar agreement to which the Borrower or any of its Subsidiaries is a party, entered into in the ordinary course of business; provided that such agreement prohibits the encumbrance of solely the property or assets of the Borrower or such Subsidiary that are the subject of that agreement, the payment rights arising thereunder

13

and/or the proceeds thereof and not to any other asset or property of the Borrower or such Subsidiary or the assets or property of any other Subsidiary, (H) customary provisions restricting subletting or assignment of leases or customary provisions in other agreements that restrict assignment of such agreements or rights thereunder, which restrictions when taken as a whole are no more restrictive than any similar restrictions in effect on the Closing Date, (I) any negative pledge provided for in joint venture agreements, stockholder or partnership agreements, or organizational documents relating to joint ventures or partnerships and (J) [Deleted: any such restrictions or limitations contained in] any other agreement in effect on the Closing Date and any amendments, modifications, restatements, renewals or replacements thereof that are not more restrictive, taken as a whole, than the restrictions or limitations in existence on the Closing Date.”

(m) To amend Section 5.02(l) of the Credit Agreement by inserting the text that appears below as bolded and underlined text and deleting the text that appears below as struck through:

“(l) Prepayments, Etc., of Debt. Prepay, redeem, purchase, defease or otherwise satisfy or make any unscheduled payment, in each case, prior to the scheduled maturity thereof in any manner, whether directly or indirectly, or make any payment in violation of any subordination terms of, any Debt, [Deleted: or permit any of its Regulated Subsidiaries to do any of the foregoing (other than prepay any Debt payable to the Borrower),] or amend, modify or change in any manner any material term or condition of any Debt, other than (i) prepayment of Debt outstanding under this Agreement, (ii) [Deleted: in the case of the Regulated Subsidiaries, prepayments of any Debt owed by such Regulated Subsidiary to another Regulated Subsidiary or the Borrower, (iii)] to the extent required to effectuate or resulting from any sale of Assets which is permitted under Section 5.02(e)[Deleted: , (iv) in the case of MPC, prepayments of Debt outstanding under the MPC Credit Agreement, (v) in the case of WPPC, prepayments of Debt incurred pursuant to Section 5.02(b)(xix), and (vi) in the case of the Borrower and its Regulated Subsidiaries,] [Inserted: and (iii)] any other prepayment or redemption of Debt (A) which is refinanced and prepaid with the proceeds of Permitted Refinancing Debt permitted to be incurred under Section 5.02(b)(xvii), or (B) with a maturity date prior to the Final Maturity Date; provided that, except where such prepayment or redemption is or is to be made with the proceeds of Permitted Refinancing Debt permitted to be incurred under Section 5.02(b)(xvii), after giving pro forma effect to such prepayment or redemption the Liquidity Amount is equal to or greater than $275,000,000 and the aggregate amount of the Unused Commitments is equal to or greater than $100,000,000[Deleted: ; and provided further that notwithstanding the foregoing, the Borrower shall in no event make any prepayment or redemption of the Convertible Bonds].

14

(n) To amend Section 5.02(m) of the Credit Agreement by inserting the text that appears below as bolded and underlined text and deleting the text that appears below as struck through:

“(m) Partnerships, Etc. Become a general partner in any general or limited partnership or joint venture, or enter into any profit-sharing or royalty agreement or other similar arrangement or commit to a trust whereby the Borrower’s income or profits are, or might be, shared with any other Person, or enter into any management contract or similar arrangement whereby its business or operations are managed by any other Person, other than the Tax Allocation Agreement, the PJM Interconnection Agreements or the OVEC Agreement, or permit any of its Regulated Subsidiaries to do so, except (i) in order to enhance the tax efficiency of the Borrower and its Regulated Subsidiaries, taken as a whole [Deleted: as][Inserted: , ](ii) as permitted under Section [Deleted: 5.20(f)] [Inserted: 5.02(f)]; provided that [Deleted: (i)][Inserted: (A)] no Debt for Borrowed Money is incurred in connection therewith, [Deleted: (ii)] [Inserted: (B)] no Lien is created, granted, incurred or assumed in connection therewith and [Deleted: (iii)] [Inserted: (C)] such other Person is a Subsidiary of the Borrower [Inserted: and (iii) nothing in this Section 5.02(m) shall prohibit or restrict any servicing arrangement or agreement on reasonable and customary terms between a Regulated Subsidiary and its Securitization SPV].”

(o) To amend Section 5.03(h) of the Credit Agreement by deleting the provisions of clause (i) thereof and replacing them with the words “[ Intentionally Omitted ]”.

SECTION 3. Conditions of Effectiveness. This Amendment shall become effective when, and only when, the Administrative Agent shall have received counterparts of this Amendment executed by the Borrower and the Required Lenders or, as to any of the Lenders, advice satisfactory to the Administrative Agent that such Lender has executed this Amendment. The effectiveness of this Amendment is further conditioned upon the accuracy of the factual matters described herein. This Amendment is subject to the provisions of Section 8.01 of the Credit Agreement.

SECTION 4. Representations and Warranties of the Borrower. The Borrower hereby represents and warrants as follows:

(a) It is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland.

(b) Its execution, delivery and performance of this Amendment, are within its powers, have been duly authorized by all necessary corporate action, and do not and will not (i) contravene its Constituent Documents, (ii) violate any law, rule, regulation (including Regulation X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award, (iii) conflict with or result in the breach of, or constitute a default or require any payment to be made under, any contract, loan agreement, indenture, mortgage, deed of trust, lease or other

15

instrument binding on or affecting it or any of its properties or (iv) result in or require the creation or imposition of any Lien upon or with respect to any of its Assets. It is not in violation of any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or in breach of any such contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument, the violation or breach of which could be reasonably expected to have a Material Adverse Effect.

(c) No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required for the due execution, delivery or performance by it of this Amendment.

(d) This Amendment has been duly executed and delivered by it. This Amendment is its legal, valid and binding obligations, enforceable against it in accordance with its terms, except to the extent limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(e) No Default has occurred and is continuing.

SECTION 5. Reference to and Effect on the Credit Agreement. (a) On and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in each of the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended by this Amendment.

(b) The Credit Agreement, as specifically amended by this Amendment, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.

(c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender Party or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

SECTION 6. Costs and Expenses. The Borrower agrees to pay on demand all costs and expenses of the Administrative Agent in connection with the preparation, execution, delivery and administration, modification and amendment of this Amendment and the other instruments and documents to be delivered hereunder (including, without limitation, the reasonable fees and expenses of counsel for the Administrative Agent) in accordance with the terms of section 8.04 of the Credit Agreement.

SECTION 7. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall

16

constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 8. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

17

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

ALLEGHENY ENERGY, INC.,
as Borrower

By	/s/ Suzanne C. Lewis
Name:	Suzanne C. Lewis
Title:	Vice President and Treasurer

CITICORP NORTH AMERICA, INC., as Administrative Agent

By	/s/ Stuart J. Murray
Name:	Stuart J. Murray
Title:	Director

CITICORP NORTH AMERICA, INC.,
as Lender

By	/s/ Stuart J. Murray
Name:	Stuart J. Murray
Title:	Director

CITIGROUP FINANCIAL PRODUCTS, INC.,
as Lender

By	/s/ Janet Wallace Himmler
Name:	Janet Wallace Himmler
Title:	Authorized Signatory

THE BANK OF NOVA SCOTIA, as Lender

By	/s/ Thane A. Rattew
Name:	Thane A. Rattew
Title:	Managing Director

PNC BANK, NATIONAL ASSOCIATION, as Lender

By	/s/ Thomas A. Majeski
Name:	Thomas A. Majeski
Title:	Vice President

BANK OF AMERICA N.A., as Lender

By	/s/ Michelle A. Schoenfeld
Name:	Michelle A. Schoenfeld
Title:	Senior Vice President

JPMORGAN CHASE BANK, N.A. as Lender

By	/s/ Peter M. Ling
Name:	Peter M. Ling
Title:	Managing Director

CREDIT SUISSE FIRST BOSTON,
acting through its Cayman Islands Branch,
as Lender

By	/s/ James Moran
Name:	James Moran
Title:	Managing Director

By	/s/ Denise L. Alvarez
Name:	Denise L. Alvarez
Title:	Associate

BRYN MAWR CLO, LTD, as Lender

By
Name:
Title:

CYPRESS POINT TRADING LLC, as Lender

By	/s/ Mereditn J. Koslisk
Name:	Mereditn J. Koslisk
Title:	Assisstant Vice President

CDL LOAN FUNDING LLC, as Lender

By	/s/ Jason Tralan
Name:	Jason Tralan
Title:	Attorney-in-Fact

FOREST CREEK CLO, LTD, as Lender

By
Name:
Title:

LONG GROVE CLO LIMITED, as Lender

By
Name:
Title:

MUIRFIELD TRADING LLC, as Lender

By
Name:
Title:

ROSEMONT CLO, LTD, as Lender

By
Name:
Title:

SEQUILS-CUMBERLAND I, LTD, as Lender

By
Name:
Title:

UBS AG, Stamford Branch, as Lender

By
Name:
Title:

BIRCHWOOD FUNDING LLC, as Lender

By	/s/ Mereditn J. Koslisk
Name:	Mereditn J. Koslisk
Title:	Assisstant Vice President

FOREST MULTI-STRATEGY MASTER FUND SPC, on behalf of its Multi-Strategy Segregated Portfolio as Lender

By	/s/ David Toolis
Name:	David Toolis
Title:	Portfolio Manager

GALAXY CLO 1999 – 1, LTD., as Lender

By
Name:
Title:

LANDMARK CDO LIMITED, as Lender

By	/s/ Alex Baldwin
Name:	Alex Baldwin
Title:	Authorized Signatory

LANDMARK II CDO LTD., as Lender

By	/s/ Alex Baldwin
Name:	Alex Baldwin
Title:	Authorized Signatory

LANDMARK III CDO LIMITED, as Lender

By	/s/ Alex Baldwin
Name:	Alex Baldwin
Title:	Authorized Signatory

OPPENHEIMER SENIOR FLOATING RATE FUND, as Lender

By
Name:
Title:

WB LOAN FUNDING I, LLC, as Lender

By
Name:
Title: